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                                                                      EXHIBIT 21

                             LISTING OF SUBSIDIARIES

The following are the direct or indirect subsidiaries of the Registrant. All subsidiaries are wholly owned unless the percentage ownership is noted in brackets next to the name. All entities are corporations.


Subsidiary Name                                               State of Incorporation
---------------                                               ----------------------

Citizens Insurance Company of America                         Colorado

First Alliance Corporation                                    Kentucky

Excalibur Insurance Corporation                               Illinois

Central Investors life Insurance Company
   of Illinois                                                Illinois

Combined Underwriters Life Insurance Company                  Texas

Lifeline Underwriters Life Insurance Company                  Texas

Computing Technology, Inc.                                    Colorado

Insurance Investors, Inc.                                     Texas

Funeral Homes of America                                      Louisiana

Second Alliance Corporation                                   Kentucky

Alliance Insurance Management                                 Kentucky

Consolidated Alliance Corporation                             Delaware

First Alliance Insurance Company                              Kentucky

KYWIDE Management [90%]                                       Kentucky

First Computer Services [50%]                                 Kansas